Illumina, Inc.
Preliminary Results of Operations - Non-GAAP
(unaudited)

Our performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the preliminary results set forth below. Some of the factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 17, 2021, Form 10-Q for the fiscal quarter ended April 4, 2021, Form 10-Q for the fiscal quarter ended July 4, 2021, and Form 10-Q for the fiscal quarter ended October 3, 2021. We assume no obligation to update any forward-looking statements or information.

CONSOLIDATED RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP OPERATING MARGIN:

Fiscal Year 2021
Preliminary GAAP operating margin	(3.36)%
Amortization of acquired intangible assets	1.66
Acquisition-related expenses (b)	25.22
COVID-19 expenses, net (c)	0.07
Contingent consideration liabilities (d)	0.20
Gain on litigation (e)	(0.04)
Preliminary non-GAAP operating margin (a)	23.75%

CORE ILLUMINA RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP OPERATING MARGIN:

Fiscal Year 2021
Preliminary GAAP operating margin - Core Illumina	17.34%
Amortization of acquired intangible assets	0.61
Acquisition-related expenses (b)	9.57
COVID-19 expenses, net (c)	0.07
Contingent consideration liabilities (d)	0.20
Gain on litigation (e)	(0.04)
Preliminary non-GAAP operating margin - Core Illumina (a)	27.75%
The preliminary unaudited information included in the tables above is approximate and subject to change. We will report our fourth quarter and full year fiscal 2021 results in February.

(a) Non-GAAP operating margin excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measure relating to our Core Illumina segment.
(b) Amount consists primarily of acquisition-related expenses related to the acquisition of GRAIL.
(c) Amount consists of direct and incremental expenses incurred, partially offset by direct and incremental income, due to the COVID-19 pandemic.
(d) Amount consists of fair value adjustments for contingent consideration liabilities related to acquisitions.
(e) Amount consists of a gain related to a patent litigation settlement.